EXHIBIT 5.1
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FASKEN MARTINEAU DUMOULIN LLP                                     www.fasken.com
Barristers and Solicitors
Patent and Trade-mark Agents
                                                               [GRAPHIC OMITTED]
140, Grande Allee East                                 [LOGO - FASKEN MARTINEAU]
Suite 800
Quebec, Quebec, Canada G1R 5M8

418 640 2000  Telephone
418 647 2455  Facsimile



June 22, 2004




EXFO ELECTRO-OPTICAL ENGINEERING INC./               THE SECURITIES AND EXCHANGE
EXFO INGENIERIE ELECTRO-OPTIQUE INC.                 COMMISSION
400 Godin Avenue                                     450 5th Street, NW
Vanier, Quebec   Canada                              Washington, DC
G1M 1K2                                              20549

RE:      REGISTRATION STATEMENT ON FORM S-8
         EXFO ELECTRO-OPTICAL ENGINEERING INC./
         EXFO INGENIERIE ELECTRO-OPTIQUE INC. (THE "CORPORATION")

Ladies and Gentlemen:

We have acted as Canadian counsel for the Corporation in connection with the preparation and filing of a registration statement on Form S-8 ("Registration Statement") under the SECURITIES ACT of 1933, as amended ("Securities Act"), which the Corporation is filing with the Securities and Exchange Commission with respect to the increase of the total number of Subordinate Voting Shares issuable pursuant to the Corporation's Stock Option Plan, as amended (the "Additional Shares");

We have examined the Registration Statement and such documents and records of the Corporation and other documents as we have deemed necessary for the purpose of this opinion.

In such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Corporation, whether evidenced by certificates or otherwise, (iii) the identity and capacity of all individuals acting or purporting to act as public officials, and (iv) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

Based upon the foregoing, it is our opinion that, pursuant to the CANADA BUSINESS CORPORATIONS ACT:


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1.       The Corporation is incorporated and validly existing as a corporation pursuant to the CANADA BUSINESS CORPORATIONS ACT;

2. The Additional Shares will constitute, when issued upon the exercise of the options under the Corporation's Stock Option Plan, as amended, according to their terms, Subordinate Voting Shares, without nominal value, of the share capital of the Corporation, validly issued and outstanding as fully paid and non-assessable.

In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. This opinion is provided exclusively for your benefit and may not be relied on by any other person without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus to be distributed to participating employees as required by Rule 428 (b) (1) under the Securities Act. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Securities Act.

Yours truly,

FASKEN MARTINEAU DUMOULIN  LLP